Filed Pursuant to Rule 424(b)(3)

Registration No. 333-184362

PROSPECTUS

459,629 Shares

Common Stock

This prospectus relates to resales of shares of common stock previously issued, or to be issued, by us in connection with two recent acquisitions (the “Acquisitions”). Pursuant to that certain Purchase Agreement, dated as of August 22, 2012 (the “DCS Purchase Agreement”), by and among InnerWorkings, Inc., a Delaware corporation, Direct Corporate Source, Inc., an Ontario corporation (“DCS”), and Fred Ball and Nick Marino (the “DCS selling stockholders”), we purchased all of the outstanding shares of DCS in exchange for cash and shares of our common stock. The DCS selling stockholders are the recipients of the shares of common stock previously issued, or to be issued, by us in connection with the DCS Purchase Agreement. Pursuant to that certain Share Purchase Agreement, dated as of September 6, 2012 (the “Mania Group Purchase Agreement”), by and among InnerWorkings Europe Limited, a company registered in England and Wales, InnerWorkings, Inc., a Delaware corporation, and Anne Patnick, Simon Lyndon Patnick and Lisa Nikki Patnick (the “Mania Group selling stockholders”), we purchased all of the outstanding shares of Mania Group Holdings Limited, a company registered in England and Wales (“Mania Group”), in exchange for cash and shares of our common stock. The Mania Group selling stockholders are the recipients of the shares of common stock previously issued, or to be issued, by us in connection with the Mania Group Purchase Agreement.

We refer to the DCS selling stockholders and the Mania Group selling stockholders herein collectively as the “selling stockholders.” This prospectus registers up to 459,629 shares of common stock on behalf of the selling stockholders, consisting of (i) 113,066 shares of common stock previously issued to the selling stockholders and (ii) up to 346,563 shares of common stock that may be issued to the selling stockholders if certain financial milestones are achieved by DCS and Mania Group during certain measurement periods described herein.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors in interest, may offer and sell the shares of common stock being offered by this prospectus from time to time in public or private transactions, or both.  These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.  The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.  See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “INWK.”  On November 28, 2012, the closing sale price of our common stock on the NASDAQ Global Select Market was $12.57 per share.  You are urged to obtain current market quotations for our common stock.

A prospectus supplement may add, update or change information contained in this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you make your investment decision.

_________________________

Investing in our common stock involves certain risks.  You should carefully read and consider the section entitled “Risk Factors” on page 5 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement and in any other documents we file with the Securities and Exchange Commission.

_________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy and adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 29, 2012

TABLE OF CONTENTS

Page #

ABOUT THIS PROSPECTUS	2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2

PROSPECTUS SUMMARY	3

RISK FACTORS	5

USE OF PROCEEDS	5

ISSUANCE OF COMMON STOCK TO SELLING STOCKHOLDERS	5

SELLING STOCKHOLDERS	7

PLAN OF DISTRIBUTION	9

LEGAL MATTERS	10

EXPERTS	10

INFORMATION INCORPORATED BY REFERENCE	10

WHERE YOU CAN FIND ADDITIONAL INFORMATION	11

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any amendment to this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it.  The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus, as well as the information filed previously with the Securities and Exchange Commission (the “SEC”) and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any sale of our common stock.

A prospectus supplement may add to, update or change the information contained in this prospectus.  You should read both this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”  In this prospectus, references to the “Company,” “InnerWorkings,” “registrant,” “we,” “us,” and “our” refer to InnerWorkings, Inc.  The phrase “this prospectus” refers to this prospectus and the applicable prospectus supplement, unless the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industry in which we operate, our beliefs and our management’s assumptions.  In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, including those in certain of our filings with the SEC incorporated by reference herein.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Other risks, uncertainties and factors, including those discussed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, could cause our actual results to differ materially from those projected in any forward-looking statements.  Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our common stock.

InnerWorkings, Inc.

We are a leading global marketing supply chain company. With proprietary technology, an extensive supplier network and deep domain expertise, we procure, manage and deliver printed materials and promotional products as part of a comprehensive outsourced enterprise solution. Our technology is designed to capitalize on excess manufacturing capacity and other inefficiencies in the traditional print supply chain to obtain favorable pricing and to deliver high-quality products and services for our clients.

This prospectus relates to resales of shares of common stock previously issued, or to be issued, by us in connection with two recent acquisitions (the “Acquisitions”). Pursuant to that certain Purchase Agreement, dated as of August 22, 2012 (the “DCS Purchase Agreement”), by and among InnerWorkings, Inc., a Delaware corporation, Direct Corporate Source, Inc., an Ontario corporation (“DCS”), and Fred Ball and Nick Marino (the “DCS selling stockholders”), we purchased all of the outstanding shares of DCS in exchange for cash and shares of our common stock. The DCS selling stockholders are the recipients of the shares of common stock previously issued, or to be issued, by us in connection with the DCS Purchase Agreement. Pursuant to that certain Share Purchase Agreement, dated as of September 6, 2012 (the “Mania Group Purchase Agreement”), by and among InnerWorkings Europe Limited, a company registered in England and Wales, InnerWorkings, Inc., a Delaware corporation, and Anne Patnick, Simon Lyndon Patnick and Lisa Nikki Patnick (the “Mania Group selling stockholders”), we purchased all of the outstanding shares of Mania Group Holdings Limited, a company registered in England and Wales (“Mania Group”), in exchange for cash and shares of our common stock. The Mania Group selling stockholders are the recipients of the shares of common stock previously issued, or to be issued, by us in connection with the Mania Group Purchase Agreement. We refer to the Mania Group Purchase Agreement and the DCS Purchase Agreement herein collectively as the “Purchase Agreements.”

We refer to the Mania Group selling stockholders and the DCS selling stockholders herein collectively as the “selling stockholders.” This prospectus registers up to 459,629 shares of common stock on behalf of the selling stockholders, consisting of (i) 113,066 shares of common stock previously issued to the selling stockholders and (ii) up to 346,563 shares of common stock that may be issued to the selling stockholders if certain financial milestones are achieved by DCS and Mania Group during certain measurement periods described herein.

The aggregate purchase price payable to the selling stockholders pursuant to the Purchase Agreements is $7,254,689.47 (with respect to the DCS purchase price, based on the exchange rate published by the Bank of Canada and, with respect to the Mania Group purchase price, based on the exchange rate reported by Reuters, in each case on October 3, 2012) (the “Aggregate Consideration”). The Aggregate Consideration is composed of the following:

•	With respect to the DCS Purchase Agreement, (A) 44,328 shares of our common stock issued on August 22, 2012, (B) C$30,000 paid in cash on August 22, 2012 and (C) up to C$1,500,000 in shares of our common stock if certain financial milestones are achieved during measurement periods between August 1, 2012 and July 31, 2016 (the “DCS Earn-Out”); and

•	With respect to the Mania Group Purchase Agreement, (A) 68,738 shares of our common stock issued on September 6, 2012, (B) £450,000 paid in cash on September 6, 2012, (C) the assumption of a £252,106 liability and (D) up to £1,975,000 in shares of our common stock if certain financial milestones are achieved during measurement periods between September 1, 2012 and August 31, 2015 (the “Mania Group Earn-Out,” and together with the DCS Earn-Out, the “Aggregate Earn-Out”).

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This prospectus relates to the resales of shares of our common stock previously issued, or to be issued, by us in connection with the Purchase Agreements.

Our principal executive offices are located at 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654.  Our telephone number is (312) 642-3700.  Our website is located at www.inwk.com.  The information on our website is not part of this prospectus.

The Offering

Common Stock Offered by the Selling Stockholders	459,629(1)(2)(3)

Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders.

NASDAQ Global Select Market Symbol	INWK

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(1)	Includes 113,066 aggregate shares of our common stock that were issued to the selling stockholders on August 22, 2012 and September 6, 2012 pursuant to the DCS Purchase Agreement and Mania Group Purchase Agreement, respectively. Also includes 346,563 aggregate shares of our common stock that may be issued pursuant to the Aggregate Earn-Out. For purposes of this prospectus, we have assumed all future payments, which are more fully described under “Issuance of Common Stock to Selling Stockholders,” will be earned in full. The number of shares of our common stock to be issued to the selling stockholders for such future payments has not yet been determined and is therefore estimated herein.

(2)	The maximum DCS Earn-Out is C$1,500,000, to be paid in shares of our common stock based on the closing price of our common stock on the NASDAQ Global Select Market on the last trading day of the applicable measurement period, with such price converted to Canadian dollars based upon the exchange rate published by the Bank of Canada for such trading day. 105,709 shares are registered pursuant to the DCS Earn-Out, which number of shares was estimated by dividing C$1,500,000 by the closing price (converted to Canadian dollars based upon the exchange rate published by the Bank of Canada on October 3, 2012) of our common stock on the NASDAQ Global Select Market on October 3, 2012, which was $14.38.

(3)	The maximum Mania Group Earn-Out is £1,975,000, to be paid in shares of our common stock based on the average closing price of our common stock on the NASDAQ Global Select Market for the five trading days prior to the day on which the applicable measurement period ends, with such price converted to pounds sterling based on the average exchange rate reported by Reuters for the five trading days prior to the day on which the applicable measurement period ends. 240,854 shares are registered pursuant to the Mania Group Earn-Out, which number of shares was estimated by dividing £1,975,000 by the average closing price (converted to pounds sterling based on the average exchange rate reported by Reuters for the five trading days prior to October 3, 2012) of our common stock on the NASDAQ Global Select Market for the five trading days prior to October 3, 2012, which was $13.25.

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RISK FACTORS

You should carefully consider the risks under the caption “Risk Factors” in our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision.   If any of these risks actually occur, there could be a material adverse effect on our business, financial condition, cash flows or results of operations. In this case, the trading price of our common stock could decline, and you may lose all or part of your investment.  These are not the only risks we face, and additional risks that are not yet identified or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

The proceeds from the sale of shares of common stock offered pursuant to this prospectus are solely for the account of the selling stockholders.  We will not receive any proceeds from the sale of shares by the selling stockholders.  The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares.  We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our accountants.

ISSUANCE OF COMMON STOCK TO SELLING STOCKHOLDERS

The Aggregate Consideration to the selling stockholders in connection with the Acquisitions is an amount equal to up to $7,254,689.47 (with respect to the DCS purchase price, based on the exchange rate published by the Bank of Canada and, with respect to the Mania Group purchase price, based on the exchange rate reported by Reuters, in each case on October 3, 2012).  The Aggregate Consideration for the Acquisitions is composed of the following:

•	Pursuant to the DCS Purchase Agreement, (A) 44,328 shares of our common stock issued on August 22, 2012, (B) C$30,000 paid in cash on August 22, 2012 and (C) up to C$1,500,000 in shares of our common stock if certain financial milestones are achieved during measurement periods between August 1, 2012 and July 31, 2016, as described below; and

•	Pursuant to the Mania Group Purchase Agreement, (A) 68,738 shares of our common stock issued on September 6, 2012, (B) £450,000 paid in cash on September 6, 2012, (C) assumption of a £252,106 liability and (D) up to £1,975,000 in shares of our common stock if certain financial milestones are achieved during measurement periods between September 1, 2012 and August 31, 2015, as described below.

Pursuant to the DCS Earn-Out, the DCS selling stockholders will be eligible to receive earn-out payments having an aggregate maximum value of C$1,500,000 based on certain financial objectives. These objectives are defined in terms of all revenues of DCS attributable to accounts set forth in the DCS Purchase Agreement, minus the cost of goods sold (“Gross Profits”). The specific terms of the DCS Earn-Out are as follows:

•	For the period beginning on August 1, 2012 and ending on July 31, 2013, Gross Profits must equal or exceed C$1,450,000 in order for the DCS selling stockholders to be entitled to receive C$350,000;

•	For the period beginning on August 1, 2013 and ending on July 31, 2014, Gross Profits must equal or exceed C$1,450,000 in order for the DCS selling stockholders to be entitled to receive C$375,000;

•	For the period beginning on August 1, 2014 and ending on July 31, 2015, Gross Profits must equal or exceed C$1,450,000 in order for the DCS selling stockholders to be entitled to receive C$375,000;

•	For the period beginning on August 1, 2012 and ending on July 31, 2016, Gross Profits must equal or exceed C$7,600,000 in order for the DCS selling stockholders to be entitled to receive C$400,000; and

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•	To the extent that Gross Profits for any measurement period described in the first three bullet points above and the period from August 1, 2015 to July 31, 2016 exceed C$1,450,000 (such excess, the “Excess Gross Profits”), then such Excess Gross Profits will be applied, without duplication, to the calculation of Gross Profits for one or more prior measurement periods to the extent that the Gross Profits for any such prior measurement period are less than C$1,450,000 and the amount of the earn-out payment with respect to such measurement period will be recalculated accordingly.

All payments in connection with the DCS Earn-Out will be paid in shares of our common stock based on the closing price (converted to Canadian dollars based on the exchange rate published by the Bank of Canada for such trading day) of our common stock as reported on the NASDAQ Global Select Market on the last trading day of the applicable measurement period.

Pursuant to the Mania Group Earn-Out, the selling stockholders will be eligible to receive earn-out payments having an aggregate maximum value of £1,975,000 based on certain financial objectives. These objectives are defined in terms of earnings of Mania Group and its consolidated subsidiaries attributable to accounts set forth in the Mania Group Purchase Agreement, excluding interest, taxes, depreciation and amortization (“EBITDA”). The specific terms of the Mania Group Earn-Out are as follows:

•	For the period beginning on September 1, 2012 and ending on February 28, 2013, EBITDA must equal or exceed £260,000 in order for the Mania Group selling stockholders to be entitled to receive £350,000; provided that if EBITDA is less than £260,000 but greater than or equal to £208,000, the Mania Group selling stockholders will be entitled to receive an amount equal to £350,000, reduced by 5% for every 1% or part of 1% by which EBITDA is less than £260,000;

•	For the period beginning on March 1, 2013 and ending on February 28, 2014, EBITDA must equal or exceed £525,000 in order for the Mania Group selling stockholders to be entitled to receive £525,000; provided that if EBITDA is less than £525,000 but greater than or equal to £420,000, the Mania Group selling stockholders will be entitled to receive an amount equal to £525,000, reduced by 5% for every 1% or part of 1% by which EBITDA is less than £525,000;

•	For the period beginning on March 1, 2014 and ending on February 28, 2015, EBITDA must equal or exceed £550,000 in order for the Mania Group selling stockholders to be entitled to receive £600,000; provided that if EBITDA is less than £550,000 but greater than or equal to £440,000, the Mania Group selling stockholders will be entitled to receive an amount equal to £600,000, reduced by 5% for every 1% or part of 1% by which EBITDA is less than £550,000;

•	For the period beginning on September 1, 2012 and ending on August 31, 2015, EBITDA must equal or exceed £2,500,000 in order for the Mania Group selling stockholders to be entitled to receive £500,000; and

•	To the extent that EBITDA for the measurement period described in the first three bullet points above exceeds £260,000, £525,000 and £550,000, respectively (such excess, the “Excess EBITDA”), then such Excess EBITDA will be applied, without duplication, to the calculation of EBITDA for one or more prior measurement periods to the extent that EBITDA for any such prior measurement period is less than the targeted EBITDA for such measurement period set forth in the first three bullet points above and the amount of the earn-out payment with respect to such measurement period will be recalculated accordingly.

All payments in connection with the Mania Group Earn-Out will be paid in shares of our common stock based on the average closing price (converted to pounds sterling based on the average exchange rate reported by Reuters for the five trading days prior to the day on which the applicable measurement period ends) of our common stock as reported on the NASDAQ Global Select Market for the last five trading days prior to the day on which the applicable measurement period ends.

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SELLING STOCKHOLDERS

If certain requirements are satisfied as discussed under “Issuance of Common Stock to Selling Stockholders,” we may in the future issue certain shares of common stock covered in this prospectus to the selling stockholders pursuant to the terms of the Purchase Agreements.

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of October 3, 2012 by the selling stockholders, as determined in accordance with Rule 13d-3 of the Exchange Act. It assumes that the selling stockholders will be issued 346,563 shares of our common stock, which is an estimate of the number of shares that may be issued to the selling stockholders in the future pursuant to the Aggregate Earn-Out, as described in further detail in “Prospectus Summary—The Offering.” The number of shares we are required to issue may be greater or less than the assumed amount depending on (i) the price of our common stock on the dates that we are required to use to determine the number of shares of our common stock to be issued and (ii) whether the selling stockholders are otherwise eligible to receive the shares.

Name of Selling Stockholders	Shares of Common Stock Beneficially Owned Prior to this Offering(1)		Number of Shares of Common Stock Being Offered(2)
	Number	Percentage
Fred Ball(3)(4)	75,019	*	75,019
Nick Marino(4)	75,019	*	75,019
Anne Patnick(5)(6)	30,958	*	30,958
Simon Lyndon Patnick(5)(7)	232,204	*	232,204
Lisa Nikki Patnick(5)(8)	46,430	*	46,430

* = less than 1%

(1)	“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of October 3, 2012, and the percentage is based upon 49,924,994 shares of our common stock outstanding as of October 3, 2012.

(2)	The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholders after the completion of this offering.

(3)	The address for Fred Ball is 18 Mar Mills, Collingwood, Ontario, Canada L94 OA7. Includes 22,164 shares of our common stock that were issued to Mr. Ball on August 22, 2012 pursuant to the DCS Purchase Agreement. Also includes 52,855 shares, the maximum number of shares that Mr. Ball can earn based on assumed future aggregate share payments pursuant to the DCS Earn-Out equal C$1,500,000 divided by the closing price (converted to Canadian dollars based upon the exchange rate published by the Bank of Canada on October 3, 2012) of our common stock on the NASDAQ Global Select Market on October 3, 2012, which was $14.38.

(4)	The address for Nick Marino is 32 Bayside Court, Woodbridge, Ontario, Canada L46 858. Includes 22,164 shares of our common stock that were issued to Mr. Marino on August 22, 2012 pursuant to the DCS Purchase Agreement. Also includes 52,855 shares, the maximum number of shares that Mr. Marino can earn based on assumed future aggregate share payments pursuant to the DCS Earn-Out equal C$1,500,000 divided by the closing price (converted to Canadian dollars based upon the exchange rate published by the Bank of Canada on October 3, 2012) of our common stock on the NASDAQ Global Select Market on October 3, 2012, which was $14.38.

(5)	The address for the Mania Group selling stockholders is c/o Simon Lyndon Patnick, 40 Hilfield Lane, Aldenham, Watford, Hertfordshare, England WD25 8AJ.

(6)	Includes 6,873 shares of our common stock that were issued to Anne Patnick on September 6, 2012 pursuant to the Mania Group Purchase Agreement. Also includes 24,085 shares, the maximum amount of shares that Ms. Patrick can earn based on assume future aggregate share payments pursuant to the Mania Group Earn-Out equal £1,975,000 divided by the average closing price (converted to pounds sterling based on the average exchange rate reported by Reuters for the five trading days prior to October 3, 2012) of our common stock on the NASDAQ Global Select Market on the five trading days prior to October 3, 2012, which was $13.25.

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(7)	Includes 51,563 shares of our common stock that were issued to Simon Lyndon Patnick on September 6, 2012 pursuant to the Mania Group Purchase Agreement. Also includes 180,651 shares, the maximum number of shares that the Mr. Patnick can earn based on assume future aggregate share payments pursuant to the Mania Group Earn-Out equal £1,975,000 divided by the average closing price (converted to pounds sterling based on the average exchange rate reported by Reuters for the five trading days prior to October 3, 2012) of our common stock on the NASDAQ Global Select Market on the five trading days prior to October 3, 2012, which was $13.25.

(8)	Includes 10,302 shares of our common stock that were issued to Lisa Nikki Patnick on September 6, 2012 pursuant to the Mania Group Purchase Agreement. Also includes 36,128 shares, the maximum number of shares that the Ms. Patnick can earn based on assume future aggregate share payments pursuant to the Mania Group Earn-Out equal £1,975,000 divided by the average closing price (converted to pounds sterling based on the average exchange rate reported by Reuters for the five trading days prior to October 3, 2012) of our common stock on the NASDAQ Global Select Market on the five trading days prior to October 3, 2012, which was $13.25.

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PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time in one or more transactions on the NASDAQ Global Select Market or any other organized market where our shares of common stock may be traded sell any or all of its shares of our common stock through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale.  The selling stockholders may distribute the shares of our common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent or principal of all of the shares held by the selling stockholders;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to this prospectus.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under this prospectus, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of our common stock to be offered for resale by the selling stockholders under this prospectus has been passed upon for us by Winston & Strawn LLP, Chicago, Illinois.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

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•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

•	our Current Reports on Form 8-K filed with the SEC on April 26, 2012, May 3, 2012 (with respect to Item 5.02 only), May 30, 2012, June 27, 2012 and October 30, 2012;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2012; and

•	the description of our capital stock as set forth in our Registration Statement on Form 8-A/A filed with the SEC on August 11, 2006.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654, phone number (312) 642-3700. Information contained on our website, http://www.inwk.com, is not a prospectus and does not constitute part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.  You may obtain a copy of these filings at no cost by writing or telephoning us at the following address: InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654, phone number (312) 642-3700.

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